Exhibit 99.1
Earthstone Energy, Inc. Reports Second Quarter and Year to Date 2018 Financial Results and Provides an Operations Update

The Woodlands, Texas, August 6, 2018 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter and six months ended June 30, 2018.

Second Quarter 2018 Highlights

•	Revenues of $37.2 million

•	Average daily production of 8,845 Boepd(1)

•	Adjusted EBITDAX(2) of $20.5 million

•	Net income of $1.5 million

•	Net income attributable to Earthstone Energy, Inc. of $0.7 million, or $0.02 per diluted share

•	Capital expenditures of $52.0 million

Year To Date 2018 Highlights

•	Revenues of $78.0 million

•	Average daily production of 9,252 Boepd(1)

•	Adjusted EBITDAX(2) of $45.8 million

•	Net income of $13.7 million

•	Net income attributable to Earthstone Energy, Inc. of $6.0 million, or $0.21 per diluted share

•	Capital expenditures of $74.5 million

(1)	Represents reported sales volumes.

(2)	Adjusted EBITDAX is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measure” section below.

Management Comments

Robert J. Anderson, President of Earthstone Energy, Inc., commented, “In the second quarter, we elected to moderately slow the pace of our Midland Basin development program, as a result of industry and market conditions related to take-away capacity, increasing Midland Basin differentials and certain land trades in progress that will ultimately provide for longer laterals. While the economic returns from our operations are very attractive at current levels and our wells are meeting or exceeding our type curves, we are being impacted by the negative differentials in the Midland Basin, which averaged -$5.15/Bbl in the second quarter. In general, we temporarily delayed certain completion activities and focused our operated drilling rig on certain locations where we have future drilling obligations in order to insure we maintain all leases over the long term. These actions resulted in reduced average daily production in the second quarter.

Our recent eight-well completion program concluded in July. Accordingly, production from newly completed wells will be mostly reflected in the third quarter. We currently estimate July production at approximately 11,460 Boepd. Additionally, our drilling obligations in the Midland Basin are now nominal, at 3 to 5 wells per year, for 2019 and beyond. Thus far, we have chosen to delay the deployment of a second full-time rig until late this year or early 2019, as we expect to have more visibility on incremental take-away capacity.”

Mr. Anderson further commented, “We also revised our guidance downward for both capital expenditures and production for 2018. We currently estimate average production of 10,500 - 11,000 Boepd for the year and an exit rate in the vicinity of 14,000 Boepd while only spending approximately $140 million.”

Operational Update

Midland Basin: Our operated activities in the Midland Basin so far this year have included drilling eight gross and 7.7 net operated wells with our continuous one-rig drilling program as well as completing eight gross and 6.3 net operated wells. The rig is currently drilling in Upton County and we began a completion program last week on three gross and net operated wells. In Midland County, we completed two wells in our Hamman project (70% working interest), one in each of the Lower Spraberry and Wolfcamp B. The wells achieved an average peak IP30 of 1,170 Boepd (88% oil) from an average completed lateral length of 6,842 feet. In our WTG project in southeast Reagan County (100% working interest) we have completed our first Wolfcamp B Lower well. Although this well has only been online since the middle of July, it has produced at rates above 2,000 Boepd (93% oil) from a 10,339 foot lateral. The Wolfcamp A well on this same pad is continuing to increase in oil cut which is typical of this reservoir in Reagan County.

We have completed our first Wolfcamp C well along with a Wolfcamp B Upper from our two-well West Hartgrove pad (87% working interest) which had an average lateral of 5,785 feet. The Wolfcamp C has produced at rates as high as 995 Boepd (77% oil). The Wolfcamp B Upper has produced at rates up to 1,267 Boepd (86% oil). While both wells are still flowing, we are currently restricted by commercial saltwater disposal capacity. We are in talks with third-party providers to see if we can increase our allocated capacity. If allocated saltwater disposal capacity is increased in the near-term, we would expect to install artificial lift on these wells which should improve peak 30-day rates. In our Hartgrove 22A Unit (60% working interest), we have completed a two-well pad in the Wolfcamp A and Wolfcamp B Lower with an average lateral of 7,585 feet. Although these wells came online in late May, the company-owned saltwater disposal well encountered 20 days of downtime related to electrical outages and therefore the producing wells had to be shut-in. The Wolfcamp A well has performed similarly to other A wells in Reagan County and continues to increase in oil cut after the electrical outage. The B Lower well has reached rates ranging from 889 to 1,030 Boepd (81-93% oil).

Eagle Ford: In our Eagle Ford asset, we drilled and completed our five well Sayre Unit (17%) in southern Gonzales County, Texas with an average lateral of 5,923 feet. These five wells began producing in mid-July and are flowing at rates ranging from 558 to 732 Boepd (93-94% oil) with approximately 1,050 – 1,150 psi of pressure utilizing controlled flowback. We plan to drill an additional five to seven wells in this area in the fourth quarter.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total Revenues	37,150	25,777	78,045	41,120

Lease operating expense	5,009	5,243	9,666	9,582

General and administrative expense (excluding stock-based compensation)	5,213	5,738	9,852	9,230
Stock-based compensation (non-cash)	2,073	1,647	4,013	2,958
General and administrative expense	7,286	7,385	13,865	12,188

Net income (loss)	1,472	(54,967)	13,663	(54,238)
Less: Net income (loss) attributable to noncontrolling interest	822	(37,844)	7,692	(37,844)
Net income (loss) attributable to Earthstone Energy, Inc.	650	(17,123)	5,971	(16,394)
Net income (loss) per common share(1)
Basic	0.02	(0.75)	0.21	(0.73)
Diluted	0.02	(0.75)	0.21	(0.73)
Adjusted EBITDAX(2)	20,503	13,293	45,796	19,430

Production(3):
Oil (MBbls)	505	480	1,051	737
Gas (MMcf)	892	729	1,936	1,361
NGL (MBbls)	151	120	301	184
Total (MBoe)(4)	805	721	1,675	1,148
Average Daily Production (Boepd)	8,845	7,932	9,252	7,602
Average Prices:
Oil ($/Bbl)	63.16	44.88	63.11	46.23
Gas ($/Mcf)	2.00	2.92	2.31	2.81
NGL ($/Bbl)	22.92	17.39	24.11	17.47
Total ($/Boe)	46.16	35.71	46.60	35.82
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	53.09	45.67	54.14	46.32
Gas ($/Mcf)	2.10	2.84	2.39	2.96
NGL ($/Bbl)	22.92	17.39	24.11	17.47
Total ($/Boe)	39.95	36.15	41.07	35.59

(1)	Net Income (Loss) Per Common Share attributable to Earthstone Energy, Inc.

(2)	See “Reconciliation of Non-GAAP Financial Measure” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE).

Liquidity

As of June 30, 2018, we had $4.2 million in cash and $22.5 million of long-term debt outstanding under our credit facility with a current borrowing base of $225 million.

Capital Expenditures

During the three months ended June 30, 2018, we incurred capital expenditures of approximately $52.0 million, on an accrual basis, primarily consisting of drilling and completion costs.

Guidance

We have currently reduced our estimated 2018 capital budget to approximately $140 million, which assumes a continuing one-rig program for our operated acreage in the Midland Basin and a 10 well program for our operated Eagle Ford acreage. At present, we are planning for a second operated rig in the Midland Basin in late 2018 or early 2019. Current estimated capital expenditures, production and operating costs for 2018 are as follows:

2018 Capital Expenditures	$ millions (Net)	Number of Gross / Net Wells Spudded	Number of Gross / Net Wells On Line
Midland Basin:
Operated Drilling and Completions	$107	15 / 13.4	19 / 15.0
Non-Operated Drilling and Completions	12	5 / 2	5 / 2
Land / Infrastructure	9
Eagle Ford	12	10 / 2.1	16 / 3.6
2018 Total Capital Expenditures	$140

2018 Average Daily Production (Boepd)	10,500 – 11,000
%Oil	64%
%Gas	17%
%NGL	19%

Exit Rate Average Daily Production (Boepd)	13,500 – 14,000

2018 Operating Costs
Lease Operating and Workover ($/Boe)	$5.25 – $5.50
Production Taxes (% of Revenue)	5.0% – 5.3%
Cash G&A ($/Boe)	$5.00 – $5.50

Hedging Update

As of June 30, 2018, we had hedged a total of 873 MBbls of remaining 2018 oil production at an average price of $54.31/Bbl and 1,220,000 MMBtu of remaining 2018 natural gas production at average price of $2.95/MMBbtu. As of June 30, 2018, we had hedged a total of 1,259 MBbls of 2019 oil production at an average price of $57.15/Bbl. Additionally, we had 303.6 MBbls of WTI Midland Argus Crude Oil Basis Swaps at -$0.15/Bbl and 184 MBbls of LLS Crude Oil Basis Swaps at +$6.35/Bbl remaining for 2018 oil production. For 2019, we had 365 MBbls of WTI Midland Argus Crude Basis Swaps at -$5.95/Bbl and 365 MBbls of LLS Crude Oil Basis Swaps at +$4.50/Bbl. For 2020, we had 366 MBbls of WTI Midland Argus Crude Oil Swaps at -$5.95/Bbl.

On July 9, 2018, we entered into additional WTI Midland Argus Crude Oil Basis Swaps with a weighted average price differential of -$7.75/Bbl for 547,500 Bbls of 2019 crude oil production.

Conference Call Details
Earthstone is hosting a conference call on Tuesday, August 7, 2018 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operational and financial results for the second quarter of 2018 and its outlook for the remainder of 2018. Prepared remarks by Frank A. Lodzinski, Chief Executive Officer, Robert J. Anderson, President, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.
Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.
A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Tuesday, August 21, 2018. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 136682047.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: risks relating to any unforeseen liabilities of the Company; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset acquisitions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form

10-Q, recent current reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	June 30,	December 31,
ASSETS	2018	2017
Current assets:
Cash	$4,196	$22,955
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	13,564	14,978
Joint interest billings and other, net of allowance of $116 and $138 at June 30, 2018 and December 31, 2017, respectively	5,011	7,778
Derivative asset	—	184
Prepaid expenses and other current assets	2,059	1,178
Total current assets	24,830	47,073

Oil and gas properties, successful efforts method:
Proved properties	681,960	605,039
Unproved properties	272,260	275,025
Land	5,382	5,534
Total oil and gas properties	959,602	885,598

Accumulated depreciation, depletion and amortization	(138,313)	(118,028)
Net oil and gas properties	821,289	767,570

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation of $2,272 and $2,093 at June 30, 2018 and December 31, 2017, respectively	764	947
Other noncurrent assets	1,277	1,207
TOTAL ASSETS	$865,780	$834,417
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,307	$33,472
Revenues and royalties payable	18,725	10,288
Accrued expenses	18,499	8,707
Advances	18,746	4,587
Derivative liability	14,803	11,805
Total current liabilities	83,080	68,859

Noncurrent liabilities:
Long-term debt	22,500	25,000
Deferred tax liability	10,461	10,515
Asset retirement obligation	1,834	2,354
Derivative liability	5,502	1,826
Other noncurrent liabilities	109	131
Total noncurrent liabilities	40,406	39,826

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common stock, $0.001 par value, 200,000,000 shares authorized; 28,131,464 issued and outstanding at June 30, 2018 and 27,584,638 issued and outstanding at December 31, 2017	28	28
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,846,928 shares issued and outstanding at June 30, 2018; 36,052,169 issued and outstanding at December 31, 2017	36	36

Additional paid-in capital	509,381	503,932
Accumulated deficit	(218,851)	(224,822)
Total Earthstone Energy, Inc. equity	290,594	279,174
Noncontrolling interest	451,700	446,558
Total equity	742,294	725,732

TOTAL LIABILITIES AND EQUITY	$865,780	$834,417

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Oil	$31,903	$21,563	$66,320	$34,082
Natural gas	1,783	2,131	4,467	3,825
Natural gas liquids	3,464	2,083	7,258	3,213
Total revenues	37,150	25,777	78,045	41,120

OPERATING COSTS AND EXPENSES
Lease operating expense	5,009	5,243	9,666	9,582
Severance taxes	1,824	1,327	3,861	2,117
Impairment expense	—	66,648	—	66,648
Depreciation, depletion and amortization	10,812	10,039	20,520	17,928
General and administrative expense	7,286	7,385	13,865	12,188
Transaction costs	—	3,764	—	4,567
Accretion of asset retirement obligation	43	154	84	306
Exploration expense	—	1	—	1
Total operating costs and expenses	24,974	94,561	47,996	113,337

Gain on sale of oil and gas properties	63	1,691	512	1,691

Income (loss) from operations	12,239	(67,093)	30,561	(70,526)

OTHER INCOME (EXPENSE)
Interest expense, net	(610)	(633)	(1,223)	(970)
Write-off of deferred financing costs	—	(526)	—	(526)
(Loss) gain on derivative contracts, net	(10,850)	3,340	(16,125)	7,800
Other income, net	391	31	397	32
Total other income (expense)	(11,069)	2,212	(16,951)	6,336

Income (loss) before income taxes	1,170	(64,881)	13,610	(64,190)
Income tax benefit	302	9,914	53	9,952
Net income (loss)	1,472	(54,967)	13,663	(54,238)

Less: Net income (loss) attributable to noncontrolling interest	822	(37,844)	7,692	(37,844)

Net income (loss) attributable to Earthstone Energy, Inc.	$650	$(17,123)	$5,971	$(16,394)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$0.02	$(0.75)	$0.21	$(0.73)
Diluted	$0.02	$(0.75)	$0.21	$(0.73)

Weighted average common shares outstanding:
Basic	27,987,509	22,728,011	27,886,220	22,503,750
Diluted	28,036,052	22,728,011	27,967,421	22,503,750

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$13,663	$(54,238)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of proved and unproved oil and gas properties	—	66,648
Depreciation, depletion and amortization	20,520	17,928
Accretion of asset retirement obligations	84	306
Settlement of asset retirement obligations	(79)	—
Gain on sale of oil and gas properties	(512)	(1,691)
Total loss (gain) on derivative contracts, net	16,125	(7,800)
Operating portion of net cash paid in settlement of derivative contracts	(9,267)	(267)
Stock-based compensation	4,013	2,958
Deferred income taxes	(54)	(9,952)
Write-off of deferred financing costs	—	526
Amortization of deferred financing costs	143	137
Changes in assets and liabilities:
Decrease in accounts receivable	4,475	3,233
Increase in prepaid expenses and other current assets	(992)	(522)
Decrease in accounts payable and accrued expenses	(17,286)	(3,148)
Increase (decrease) in revenues and royalties payable	8,437	(1,905)
Increase (decrease) in advances	14,159	(535)
Net cash provided by operating activities	53,429	11,678
Cash flows from investing activities:
Bold Contribution Agreement, net of cash acquired	—	(55,609)
Additions to oil and gas properties	(68,516)	(10,048)
Additions to office and other equipment	(53)	(103)
Proceeds from sales of oil and gas properties	210	2,416
Net cash used in investing activities	(68,359)	(63,344)
Cash flows from financing activities:
Proceeds from borrowings	25,000	70,000
Repayments of borrowings	(27,500)	(10,792)
Cash paid related to the exchange and cancellation of Class A Common Stock	(1,116)	—
Deferred financing costs	(213)	(1,071)
Net cash (used in) provided by financing activities	(3,829)	58,137
Net (decrease) increase in cash	(18,759)	6,471
Cash at beginning of period	22,955	10,200
Cash at end of period	$4,196	$16,671
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$986	$740
Non-cash investing and financing activities:
Accrued capital expenditures	$25,791	$27,054
Asset retirement obligations	$(141)	$21

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measure
Unaudited

I. Adjusted EBITDAX

Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties; unrealized loss (gain) on derivatives; stock-based compensation; and income tax (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	1,472	(54,967)	13,663	(54,238)
Accretion of asset retirement obligations	43	154	84	306
Impairment expense	—	66,648	—	66,648
Depletion, depreciation and amortization	10,812	10,039	20,520	17,928
Interest expense, net	610	633	1,223	970
Transaction costs	—	3,764	—	4,567
(Gain) on sale of oil and gas properties	(63)	(1,691)	(512)	(1,691)
Exploration	—	1	—	1
Unrealized loss (gain) on derivative contracts	5,858	(3,021)	6,858	(8,067)
Stock based compensation (non-cash)(1)	2,073	1,647	4,013	2,958
Income tax (benefit)	(302)	(9,914)	(53)	(9,952)
Adjusted EBITDAX	20,503	13,293	45,796	19,430

(1)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.